UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2016

New York REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Services Agreement

On December 19, 2016, New York REIT, Inc. (the “Company”) and its operating partnership, New York Recovery Operating Partnership, L.P., (the “Operating Partnership”) entered into an agreement (the “Services Agreement”) with Winthrop REIT Advisors LLC (the “Service Provider”), pursuant to which the Service Provider will serve as (i) the Company’s exclusive advisor with respect to all matters primarily related to any plan of liquidation and dissolution of the Company and the Operating Partnership and will also serve as a consultant to the Board of Directors of the Company (the “Board”) on certain other matters described below during the period from January 3, 2017 through the Transition Date (as defined below) (such period, the “Interim Period”), and (ii) as exclusive advisor to the Company and the Operating Partnership from and after the Transition Date. All services provided pursuant to the Services Agreement are subject to the supervision of the independent directors of the Board (the “Independent Directors”).

The Company’s stockholders will be asked to approve a plan of liquidation and dissolution of the Company and the Operating Partnership previously adopted by the Board (the “Proposed Plan of Liquidation”) at a special meeting scheduled to be held on January 3, 2017.

The “Transition Date” will occur upon the earlier of (i) three business days after written notice from the Independent Directors to the Company’s current advisor, New York Recovery Advisors, LLC (“NYRA”), following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 with the Securities and Exchange Commission (the “SEC”), but not earlier than March 3, 2017, and (ii) April 1, 2017.

The Service Provider, together with its affiliates, currently owns 1,238,140 shares of the Company’s common stock. Other than as described herein, the Company does not have any material relationships with the Service Provider except in connection with the settlement agreement between the Company and affiliates of the Service Provider as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 24, 2016.

Prior to the Transition Date, NYRA will continue to provide all services related to managing the Company’s day-to-day operations that are not related to a “Plan of Liquidation,” which includes the Proposed Plan of Liquidation or any other plan of liquidation and dissolution of the Company approved by the Board (including a majority of the Independent Directors) and the Company’s stockholders, subject to the supervision of the Independent Directors. Following the Transition Date, the Service Provider, and not NYRA, will be responsible for providing these services in addition to the services with respect to a Plan of Liquidation that the Service Provider will commence providing to the Company beginning on January 3, 2017.

The following description of the Services Agreement is a summary of the material terms of the Services Agreement and is qualified in its entirety by the full text of the Services Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Services

During the Interim Period, the Service Provider has agreed to serve as the exclusive advisor to the Company with respect to implementation and oversight of, and the taking of all actions in connection with, a Plan of Liquidation,, and as a consultant to the Board on certain other matters relating to the Company’s investment program, consistent with the Company’s investment objectives and policies, and leases or renewals of leases at the Company’s properties..

During the Interim Period, the Service Provider has agreed to use its reasonable best efforts to cooperate with NYRA, the Company and the Operating Partnership to enable an orderly transition of advisory services from NYRA to the Service Provider, and, to the extent a Plan of Liquidation has not yet been approved and adopted, to provide advice to the Board with respect to an investment program consistent with the investment objectives and policies of the Company and make recommendations to the Board with respect to any leases, or renewals thereof, for space at any of the properties owned by the Company.

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After the Transition Date, the Service Provider will continue to execute the Plan of Liquidation, and, if a Plan of Liquidation has not been approved and adopted by the Transition Date, the Service Provider will, commencing on the Transition Date and until a Plan of Liquidation is approved and adopted, use its reasonable best efforts to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board

Fees and Expenses

Beginning on March 1, 2017, the Company will pay the Service Provider an asset management fee equal to 0.325% per annum of the cost of assets (as defined in the Services Agreement); provided, however, that if the cost of assets exceeds $3.0 billion on the applicable determination date, then the asset management fee will be equal to 0.325% per annum of the cost of assets up to $3.0 billion and 0.25% per annum of the cost of assets in excess of $3.0 billion. The asset management fee is payable in monthly installments on the first business day of each month. The cost of assets (as defined in the Services Agreement) was not in excess $3.0 billion as of December 19, 2016.

In connection with the payment of (i) any distributions of money or other property by the Company to its stockholders during the term of the Services Agreement and (ii) any other amounts paid to the Company’s stockholders on account of their shares of common stock in connection with a merger or other change in control transaction pursuant to an agreement with the Company entered into after the Transition Date (such distributions and payments, the “Hurdle Payments”), in excess of $11.00 per share (the “Hurdle Amount”), when taken together with all other Hurdle Payments, the Company will pay an incentive fee to the Service Provider in an amount equal to 10.0% of such excess (the “Incentive Fee”). The Hurdle Amount will be increased on an annualized basis by an amount equal to the product of (a) the Treasury Rate plus 200 basis points and (b) the Hurdle Amount minus all previous Hurdle Payments.

On each of January 3, 2017 and February 1, 2017, the Company will pay the Service Provider a fee of $500,000 in cash as compensation for advisory services and consulting services rendered prior to the Transition Date.

If the Service Provider or its affiliates provide any property management services, the Company will pay the Service Provider 1.75% of gross revenues, inclusive of all third party property management fees, for any property management services provided to the Company by the Service Provider or any of its affiliates

The Company is required to pay directly or reimburse the Service Provider for certain reasonable and documented out-of-pocket expenses paid or incurred by the Service Provider or its affiliates in connection with the services provided to the Company and the Operating Partnership pursuant to the Services Agreement. These expenses may not exceed $100,000 for the period prior to the Transition Date.

Executives and Personnel

Under the Services Agreement, the Service Provider is required as of the Transition Date to provide the Company with, among other personnel, a chief executive officer and a chief financial officer. The Company has agreed that, on the Transition Date, the Company will appoint Wendy Silverstein as the chief executive officer and John Garilli as the chief financial officer of the Company. The Company will not reimburse either the Service Provider or any of its affiliates for any internal selling, general or administrative expense of the Service Provider or its affiliates, including the salaries and wages, benefits or overhead of personnel providing services to the Company, including a chief executive officer and a chief financial officer.

Standstill

During the term of the Services Agreement, the Service Provider, together with its affiliates, is required to hold at least 1,000,000 shares of the Company’s common stock. Other than with respect to this stockholding requirement, the Service Provider or any of its affiliates may not (i) acquire or offer to acquire any of the Company’s assets, whether in connection with a Plan of Liquidation or otherwise, or (ii) contribute debt or equity financing to, or otherwise invest in, the Company, the Operating Partnership or any of their respective subsidiaries.

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Term and Termination

The initial term of the Services Agreement expires on February 28, 2018 and thereafter renews automatically for successive six month periods unless a majority of the Independent Directors or the Service Provider elects to terminate the Services Agreement without cause and without penalty, upon written notice thirty (30) days’ prior to the end of such term. The Services Agreement may also be terminated upon thirty (30) days’ written notice by a majority of the Independent Directors with cause (as defined in the Services Agreement) or if Ms. Silverstein resigns or is otherwise unavailable to serve as the chief executive officer of the Company for any reason and the Service Provider has not identified a replacement chief executive officer who is acceptable to a majority of the Independent Directors.

In addition, the Services Agreement will terminate automatically upon: (i) the occurrence of a change of control (as defined in the Services Agreement), other than as a result of the transactions contemplated by a Plan of Liquidation, or (ii) at the effective time of the dissolution of the Company in accordance with a Plan of Liquidation or, (iii) if the assets of the Company are transferred to a liquidating trust, the final disposition of the assets transferred by the liquidating trust.

After termination, the Service Provider is entitled to receive all amounts then accrued and owing to the Service Provider, including any accrued Incentive Fee, but is not entitled to a termination fee or any other amounts.

Amendment to Existing Agreement with NYRA

On December 19, 2016, the Company, the Operating Partnership and NYRA entered into an amendment (the “Advisory Amendment”) to the Seventh Amended and Restated Advisory Agreement (as amended, the “Advisory Agreement”) dated as of June 26, 2015, pursuant to which NYRA currently provides advisory services to the Company and the Operating Partnership.

The Advisory Amendment extends the term of the Advisory Agreement to March 31, 2017 (the “Initial Extension Period”). In addition, the Company may, with approval of the Independent Directors, extend the term of the Advisory Agreement for up to five successive 30-day periods (each, an “Additional Extension Period”) upon at least 45 days’ notice prior to the expiration of the Initial Extension Period and upon at least 30 days’ notice prior to the expiration of any Additional Extension Period. Notwithstanding the foregoing, the Advisory Amendment also provides that, following the later of February 28, 2017 and the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2016, the Advisory Agreement may be terminated upon three business days’ written notice from the Independent Directors to NYRA.

Upon termination of the Advisory Agreement, NYRA will no longer serve as the Company’s advisor or have any advisory responsibility to the Company and the Operating Partnership, and all parties will remain subject to their existing obligations upon termination under the Advisory Agreement, which include NYRA’s obligation to cooperate with the Company and the Board in making an orderly transition of the advisory function and the Company’s obligation to pay all amounts then accrued and owing to the Advisor.

NYRA has also agreed to work in good faith and cooperate with the reasonable requests of the Board, the Company and the Operating Partnership to enable an orderly transition of advisory services from NYRA to any successor advisor throughout the term of the Advisory Agreement. NYRA is also required to provide to the Board, the Company and the Operating Partnership such necessary information, books and records of the Company and the Operating Partnership (including property-level information) in the electronic form as then exists as of the date so requested.

Further, as a result of the Advisory Amendment, the Advisory Agreement will now terminate automatically upon the occurrence of a change of control (as defined in the Advisory Agreement).

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The Advisory Amendment also eliminates the requirement in the Advisory Agreement that the Company pay NYRA a property disposition fee and limits the amount of the expenses incurred by NYRA that the Company is required to reimburse pursuant to the Advisory Agreement to no more than (i) $722,000 for the Initial Extension Period and (ii) $240,666.66 per each Additional Extension Period.

Until the Transition Date, NYRA and not the Service Provider will be responsible for maintaining the Company’s accounting, tax, regulatory and other records and taking all actions necessary to file any reports required to be filed by the Company with the SEC, the Internal Revenue Service and other regulatory agencies or any applicable stock exchange. Pursuant to the Advisory Amendment, NYRA will have no responsibility (and no liability) with respect to a Plan of Liquidation and any liquidation accounting associated therewith.

The foregoing description of the Advisory Amendment is a summary of the material terms of the Advisory Amendment and is qualified in its entirety by the full text of the Advisory Amendment, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Amendment to Existing Agreement with Property Manager

On December 19, 2016, the Company, the Operating Partnership and New York Recovery Properties, LLC (the “Property Manager”), an affiliate of NYRA, entered into an amendment (the “Property Manager Amendment”) to the Amended and Restated Management Agreement (the “Property Manager Agreement”) dated as of September 2, 2010, pursuant to which the Property Manager serves as the exclusive manager and agent of the Company’s properties.

The current term of the Property Manager Agreement expires on September 1, 2017. Pursuant to the Property Manager Amendment, the Property Manager Agreement will terminate, if earlier, on the expiration or termination of the Advisory Agreement, as amended by the Advisory Amendment.

The foregoing description of the Property Manager Amendment is a summary of the material terms of the Property Manager Amendment and is qualified in its entirety by the full text of the Property Manager Amendment, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Personnel Side Letter

On December 19, 2016, the Company, the Operating Partnership, NYRA and the Property Manager entered into a letter agreement (the “Personnel Side Letter”), requiring the Company to fund, and NYRA to pay, certain amounts to incentivize and retain certain personnel of NYRA and its affiliates (the “Advisor Employees”). Except for Patrick O’Malley, the Company’s chief investment officer, none of the Company’s executive officers, all of whom are employees of NYRA or its affiliates, are included among the Advisor Employees.

The Personnel Side Letter provides that the 2016 bonus to be paid by NYRA to each Advisor Employee who remains employed by NYRA or its affiliates will be no less than 75% of such Advisor Employee’s 2015 bonus.

The Personnel Side Letter also includes provisions for payments of retention bonuses allocated among the Advisor Employees. Pursuant to an escrow agreement to be entered into among the Company, NYRA and Chicago Title Insurance Company on or before December 21, 2016, the Company will deposit an amount equal to $683,887.50 in an escrow account on December 26, 2016. The amount in the escrow account will be used to pay the retention bonuses allocated to each Advisor Employee who remains employed by NYRA or its affiliates as a retention bonus, with two-thirds of the bonus payable upon the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2016 and the remainder payable on the earlier of the termination of the Advisory Agreement or the final day of the Initial Extension Period. Upon the occurrence of a change of control prior to the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2016 or the final day of the Initial Extension Period, the entirety of the amounts to be paid will be paid to those Advisor Employees who remain employed by NYRA or its affiliates at that time. No portion of the amount held in escrow will be refundable to the Company for any reason other than equitable adjustment to account for any Advisor Employees who are no longer employed by NYRA or its affiliates as of the date of a payment.

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No later than five business days prior to the beginning of each Additional Extension Period (if any), the Company will pay to NYRA an additional amount equal to $227,962.50 (equitably adjusted to account for any Advisor Employee who, as of the beginning of the Additional Extension Period, is no longer employed by NYRA or its affiliates), and NYRA will pay the amount allocated to each Advisor Employee who remains employed by NYRA or its affiliate on the last regularly scheduled payroll date during the applicable Additional Extension Period. No portion of these amounts paid to NYRA will be refundable to the Company for any reason other than equitable adjustment to account for any Advisor Employees who are no longer employed by NYRA or its affiliates as of the date of a payment.

The foregoing description of the Personnel Side Letter is a summary of the material terms of the Personnel Side Letter and is qualified in its entirety by the full text of the Advisory Amendment, which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

OPP Side Letter

On December 19, 2016, the Company, the Operating Partnership, NYRA and the Property Manager entered into a letter agreement (the “OPP Side Letter”) related to limited partnership units of the Operating Partnership entitled “LTIP Units” (“LTIP Units”) issued to NYRA pursuant to the Company’s Second Amended and Restated 2014 Advisor Multi-Year Outperformance Agreement (the “OPP”). Specifically:

•	the 1,172,738 LTIP Units that were previously “earned” under the OPP will vest automatically on December 26, 2016, and will be converted on a one-for-one basis into unrestricted shares of the Company’s common stock;

•	the number of LTIP Units earned in the third and final year of the OPP (the “Year 3 LTIP Units”) will be calculated on April 15, 2017 (the “Final Valuation Date”), in accordance with the terms of the OPP and will be immediately vested and converted on a one-for-one basis into unrestricted shares of the Company’s common stock on the Final Valuation Date; and

•	if a change of control (as defined in the OPP) occurs prior to the Final Valuation Date, the number of Year 3 LTIP Units will be calculated at the close of such change of control and the value of such Year 3 LTIP Units will be paid to NYRA in cash at such time.

Pursuant to the resolutions adopted by the Board in connection with the OPP Side Letter, the Board has authorized the Company to file a Registration Statement on Form S-3 registering the resale of the shares of the Company’s common stock issuable in exchange for the previously earned LTIP Units and the Year 3 LTIP Units on or prior to December 26, 2016.

The foregoing description of the OPP Side Letter is a summary of the material terms of OPP Side Letter and is qualified in its entirety by the full text of the OPP Side Letter, which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Item 8.01. Other Events.

On December 19, 2016, the Company issued a press release relating to NYRA and the Service Provider. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

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Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; the Company’s ability to complete asset sales, and realize the results of the Proposed Plan of Liquidation; the timing of and the amount of proceeds of asset sales; and other factors, many of which are beyond Company’s control, including other factors included in the Company’s reports filed with the SEC, particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 9, 2016, and the Preliminary Proxy Statement on Schedule 14A with respect to the Proposed Plan of Liquidation filed with the SEC on December 8, 2016 (the “Preliminary Liquidation Proxy”), as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information about the Plan of Liquidation and the Election of Directors and Where to Find It

The Proposed Plan of Liquidation and the election of directors at the Company’s 2016 annual meeting of stockholders will be submitted to the stockholders of the Company for their approval. The Company has filed the Preliminary Liquidation Proxy and a Definitive Proxy Statement on Schedule 14A with respect to the Company’s 2016 annual meeting of stockholders (the “Definitive Annual Meeting Proxy”) which have been or will be mailed or otherwise disseminated to the Company’s stockholders and expects to file with the SEC other relevant materials, including a definitive proxy statements with respect to the special meeting, when available. THE COMPANY’S STOCKHOLDERS ARE ENCOURAGED TO READ ANY PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain free copies of the Preliminary Liquidation Proxy, the Definitive Annual Meeting Proxy and any other proxy statement and other relevant documents filed by the Company with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.nyrt.com.

Participants in Solicitation Relating to the Plan of Liquidation and the Election of Directors

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Proposed Plan of Liquidation and the election of directors at the Annual Meeting. Information regarding the Company’s directors and executive officers can be found in the Definitive Annual Meeting Proxy. Additional information regarding the interests of such potential participants has been included in the Preliminary Liquidation Proxy and will be included in any other proxy statements or other relevant documents filed with the SEC in connection with the Proposed Plan of Liquidation when they become available. These documents are available free of charge on the SEC’s website and from the Company’s using the sources indicated above.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement, dated as of December 19, 2016, by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P. and Winthrop REIT Advisors LLC
10.2	Amendment No. 2 to Seventh Amended And Restated Advisory Agreement, dated as of December 19, 2016, by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P., and New York Recovery Advisors, LLC
10.3	First Amendment to Amended and Restated Management Agreement, dated as of December 19, 2016, by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P. and New York Recovery Properties, LLC
10.4	Letter Agreement, dated as of December 19, 2016, by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P., New York Recovery Advisors, LLC and New York Recovery Properties, LLC
10.5	Letter Agreement, dated as of December 19, 2016, by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P., New York Recovery Advisors, LLC and New York Recovery Properties, LLC
99.1	Press Release dated December 19, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2016	NEW YORK REIT, INC.

	By:	/s/ Michael A. Happel Michael A. Happel Chief Executive Officer and President

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